UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

COMMERCE ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000
Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)           On April 25, 2008, Nick Cioll, Vice President, Chief Risk Officer, and Kenneth L. Robinson, Vice President, Finance, Corporate Controller and chief accounting officer of the Company for purposes of all filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  were laid off in connection with a restructuring and reorganization of Commerce Energy Group, Inc. (the “Company”).

In connection with the above-referenced restructuring and reorganization, on May 1, 2008, the Board of Directors of the Company (the “Board”) designated C. Douglas Mitchell, 57, the current Interim Chief Financial Officer and principal financial officer of the Company, to serve in the additional capacity as the “principal accounting officer” of the Company for purposes of all filings with the SEC under the Securities Act and the Exchange Act.  Biographical information relating to Mr. Mitchell and details relating to his compensation has been previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2008 (the “January 30th Form 8-K”).  The disclosure set forth under Item 5.02 of the January 30th Form 8-K relating to Mr. Mitchell is incorporated herein by reference into this Item 5.02.  Copies of the Interim Services Agreement and the Indemnification Agreement referenced in the disclosure incorporated by reference from the January 30th Form 8-K and which were previously filed with the January 30th Form 8-K are also filed with this Report as Exhibit 99.1 and 99.2, respectively, and such agreements are incorporated herein by reference.  Mr. Mitchell did not receive any additional compensation or benefits as a result of the additional designation.

In addition, on May 1, 2008, the Board named David J. Yi, 38, as the Company’s new Chief Risk Officer.  From February 2007 to April 2008, Mr. Yi served as Director of Accounting and Risk Control of Pacific Summit Energy LLC, a subsidiary of Sumitomo Corporation; from December 2005 to January 2007, he served as Manager of Credit and Collateral of Southern California Edison; from November 2003 to November 2005 he served as Chief Credit Officer for Geary Energy LLC; and from July 1993 to October 2003, he served as Chief Credit Officer at Cook Inlet Energy Supply, LLC, a North American energy supply services company that was sold to Macquaire Bank of Sydney, Australia in 2005.   Mr. Yi received his Bachelor of Arts degree in Business Economics from the University of California at Los Angeles.  In connection with the above-referenced restructuring, the role of the Chief Risk Officer will be expanded to include greater responsibilities in the areas of credit and contract risk.

Mr. Yi was not selected as an officer of the Company pursuant to any understanding between Mr. Yi and any other person.  There are no family relationships between Mr. Yi and the directors and executive officers of the Company.

(e)           On April 25, 2008, the Company presented to Nick Cioll a Severance Agreement and General Release (the “Severance Agreement”), which will become effective on the eighth day after he signs the Severance Agreement, unless it is revoked by Mr. Cioll before that date (the “Effective Date”).  Mr. Cioll has 45 days (from April 25th) to decide whether to execute the Severance Agreement. Pursuant to the Severance Agreement, Mr. Cioll would be entitled to a severance payment of $57,500, payable in a lump sum within seven calendar days after the Effective Date, less customary payroll deductions required by law (collectively, the “Severance Benefit”).

If Mr. Cioll decides to execute the Severance Agreement and it becomes effective, Mr. Cioll would agree not to solicit the Company’s employees, contractors or customers for a period of twelve (12) months after the date the Agreement is signed.  The Severance Agreement includes provisions which would require Mr. Cioll to protect the Company’s proprietary information and contains a general release by Mr. Cioll of all claims against the Company and its affiliates and representatives.  The Severance Agreement also contains other customary provisions including Mr. Cioll’s statutory rights under the Older Workers Benefit Protection Act which permits him to revoke portions of the Severance Agreement within a seven day period after he signs the Severance Agreement.  If Mr. Cioll elected to revoke portions of the Severance Agreement, he would not be entitled to the Severance Benefit.

The foregoing description of the Severance Agreement is only a summary, is not complete and is qualified in its entirety to the actual agreement, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1

Interim Executive Services Agreement re: C. Douglas Mitchell dated January 14, 2008, previously filed with the SEC on January 30, 2008 as Exhibit 99.1 to Commerce Energy Group, Inc.’s Current Report on Form 8-K and incorporated herein by reference.

99.2

Indemnification Agreement re: C. Douglas Mitchell dated January 23, 2008, previously filed with the SEC on January 30, 2008 as Exhibit 99.2 to Commerce Energy Group, Inc.’s Current Report on Form 8-K and incorporated herein by reference.

99.3	Confidential Severance Agreement and General Release Agreement between Commerce Energy Group, Inc. and Rubin N. Cioll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: May 1, 2008
	By:	/S/ C. DOUGLAS MITCHELL

C. Douglas Mitchell
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Interim Executive Services Agreement re: C. Douglas Mitchell dated January 14, 2008, previously filed with the SEC on January 30, 2008 as Exhibit 99.1 to Commerce Energy Group, Inc.’s Current Report on Form 8-K and incorporated herein by reference.

99.2

Indemnification Agreement re: C. Douglas Mitchell dated January 23, 2008, previously filed with the SEC on January 30, 2008 as Exhibit 99.2 to Commerce Energy Group, Inc.’s Current Report on Form 8-K and incorporated herein by reference.

99.3	Confidential Severance Agreement and General Release Agreement between Commerce Energy Group, Inc. and Rubin N. Cioll.